SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed  by  the  Registrant  /X/

Filed  by  a  Party  other  than  the  Registrant  //

Check  the  appropriate  box:

/X/  Preliminary  Proxy Statement     // Confidential, for use of the Commission
Only  (as permitted  by  Rule  14a-6(e)(2))

//  Definitive  Proxy  Statement

//  Definitive  Additional  Materials

//  Soliciting  Material  Pursuant  to  Rule  14a-11(c)  or  Rule  14a-12

            PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
            ---------------------------------------------------
              (Name of Registrant as Specified in Its Charter)
              ------------------------------------------------

(Name  of  Person(s)  Filing  Proxy  Statement,  if  other  than the Registrant)

Payment  of  Filing  Fee  (Check  the  appropriate  box):

/X/  No  fee  required.

//  Fee  computed  on  table  below per Exchange Act Rules 14a-6(1)(4) and 0-11.

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                     120 South Montgomery Street, Suite 1350
                         San Francisco, California 94104

                                  May __, 2002
                             [intended release date]

     This Solicitation Statement is being furnished to each holder (individually, a "Class A Member" and, collectively, the "Class A Members") of Class A Units in Professional Lease Management Income Fund I, L.L.C., a Delaware limited liability company (the "Company"), in connection with the solicitation by the Company of the consent of the Class A Members to a proposed amendment (the "Amendment") to the Fifth Amended and Restated Operating Agreement of the Company dated as of January 24, 1995, as amended (as so amended, the "Operating Agreement"). PLM Financial Services, Inc., a Delaware corporation, is the manager of the Company (the "Manager").

     The primary purposes of the Amendment are to diversify and expand the investment portfolio of the Company to provide an opportunity for income growth. The Amendment would:

     (i) permit the Company, directly or indirectly, to invest in, acquire, own, lease, hold, manage, operate, sell, exchange or otherwise dispose of any type of equipment, securities, real property and other assets, including without limitation debt and equity securities of any type and description;

     (ii) permit the Company to issue from time to time, at the discretion of the Manager and without further consent or approval of the Class A Members, securities with such designations, preferences and relative, participating, optional or other special rights, powers and duties as the Manager may fix;

     (iii) provide that the Manager will receive an annual management fee on securities, real property and other non-equipment assets in amounts which are intended by the Manager to be substantially equivalent to but in any event not in excess of the amounts payable on equipment;

     (iv) permit the Company to incur non-recourse debt without limitation as to amount and to provide credit enhancement for various transactions throughout the term of the Company, including without limitation transactions involving affiliates of the Manager;

     (v) extend the reinvestment period of the Company two years through December 31, 2004; and

     (vi) make changes to the Operating Agreement necessary or appropriate to effectuate the foregoing.

This Solicitation Statement should be read carefully as it describes certain consequences of, and risks and conflicts of interest related to, these changes. See "RISK FACTORS" and "CONFLICTS OF INTEREST."

     This Solicitation Statement and the accompanying consent form are being mailed to Class A Members of record as of the close of business on _________, 2002 (the "Record Date"). Pursuant to Article XVIII of the Operating Agreement, the adoption of the Amendment requires the consent of Class A Members holding more than 50% of the outstanding Class A Units held by all Class A Members on the close of business on the Record Date. On the Record Date there were 4,971,311 Class A Units outstanding. Accordingly, under the Operating Agreement, the consent of Class A Members holding more than 2,485,656 Class A Units will be required for the adoption of the Amendment.

     Under applicable law, no dissenters' rights (i.e., rights of nonconsenting Class A Members to exchange their Class A Units in the Company for payment of their fair value) are available to any Class A Member regardless of whether such Class A Member has or has not consented to the Amendment.

     The consent form enclosed with this Solicitation Statement, to be valid, must be signed by the record owner(s) of the Class A Units and returned to the Manager by _______________ (subject to extension at the discretion of the Manager). A properly executed consent form received by the Manager will be voted in accordance with the direction indicated on the form. If no direction is indicated, a properly executed consent form received by the Manager will be voted in favor of the Amendment. Voting on the Amendment will be conducted only by written consent and no formal meeting of the Class A Members will be held.

     THE  MANAGER  RECOMMENDS  THAT  YOU  CONSENT  TO  THE  AMENDMENT.

     CLASS A MEMBERS ARE ASKED TO VOTE BY MARKING AND SIGNING THE ACCOMPANYING CONSENT FORM AND RETURNING IT PROMPTLY IN THE ENCLOSED ENVELOPE SO THAT IT IS RECEIVED BY _________, 2002. THE CONSENT FORM MAY ALSO BE RETURNED BY FACSIMILE AT (877) 260-0406 (toll free).

                                TABLE OF CONTENTS
                                -----------------
SUMMARY  OF  AMENDMENT                                 7
----------------------
BACKGROUND  AND  PURPOSES  OF  AMENDMENT               9
----------------------------------------
RISK  FACTORS                                         24
-------------
CONFLICTS  OF  INTEREST                               27
-----------------------
CONSENT  OF  CLASS  A  MEMBERS                        28
------------------------------
ADDITIONAL  INFORMATION  CONCERNING  THE  COMPANY     30
-------------------------------------------------

                              SUMMARY OF AMENDMENT
                              ---------------------

     Consenting  to the Amendment would permit the Company to do the following:

     1.     Permit  the  Company  to  Acquire  Various  Types  of  Property.
             ---------------------------------------------------------------

          To date, the Company has exclusively invested in an equipment portfolio consisting primarily of long-lived, low obsolescence capital equipment that is easily transportable by and among respective users. The Company is also currently permitted to invest in various types of joint ventures, securities backed by equipment, residual sharing agreements, futures and other types of equipment leasing derivatives. The Amendment would permit the Company to diversify the assets and to acquire all types of real and personal property, including debt and equity securities of any type and description. See BACKGROUND AND PURPOSES OF AMENDMENT - Additional Property for a discussion of
         ---------------------------------------------------
the reasons for these proposed changes in the investment policies of the Company and the current investment intentions of the Manager if the Amendment is adopted.

     2.     Permit  the  Company  to  Issue  Additional  Securities.
             -------------------------------------------------------

     Currently, the Operating Agreement does not offer the Company the flexibility of raising additional funds by issuing additional securities. The Manager believes that in order to assist the Company in achieving operating cash flow growth and diversifying its investment portfolio, it is in the best interest of the Company and its Members to permit the Company to raise equity capital periodically by issuance of additional securities. The Manager currently intends that capital raised by any such issuance of equity securities would be used to acquire additional equipment or other assets. See BACKGROUND
                                                                      ----------
AND  PURPOSES  OF  AMENDMENT  -  Additional  Securities  for a discussion of the
 ------------------------------------------------------
reasons  for  the  possible  issuance  of  securities to raise additional equity
 -----
capital  and  the  alternatives  considered  by  the  Manager.
 ----

There is no assurance, however, that the Company will, in fact, offer any additional securities or what the terms of any such securities would be or that, if such an offering were made, it would be successful.

     3.     Modify  Certain  Fees  Payable  to  the  Manager.
             ------------------------------------------------

          The Amendment provides that the Manager will be entitled to receive an annual management fee on non-equipment assets in amounts which are intended by the Manager to be substantially equivalent to but in any event not in excess of the amounts now earned on equipment investments.

     4.     Modify  Permitted  Debt;  Permit  Credit  Enhancement.
             -----------------------------------------------------

          The Amendment would permit the Company to incur non-recourse debt without limitation as to amount, which would reduce the Company's equity in the related asset.

     Further, the Amendment would permit the Company to make certain guarantees and otherwise provide credit enhancement to leasing and other transactions, including, without limitation, transactions involving the Manager and its affiliates, in consideration of guarantee fees and other compensation to be paid to the Company.

     5.     Extend  Reinvestment  Period.  The  Amendment  would  extend  the
             ----------------------------
reinvestment period from December 31, 2002 through December 31, 2004, during which time the Company could invest in additional assets.

    BACKGROUND AND PURPOSES OF AMENDMENTBACKGROUND AND PURPOSES OF AMENDMENT
    ------------------------------------------------------------------------

     The Company is soliciting the consent of the Class A Members to permit the Company to do various things, including to acquire assets in addition to equipment. The primary purposes of the Amendment are to diversify and expand the investment portfolio of the Company to provide an opportunity for income growth. The exact language of the Amendment is set forth in Exhibit A to this Solicitation Statement.

     Organization  of  the  Company;  Manager;  and  Current  Operations
     --------------------------------------------------------------------

     The Company is a Delaware limited liability company which was created on August 22, 1994 for the principal purpose of purchasing, leasing or otherwise investing in a diversified equipment portfolio consisting primarily of long-lived, low obsolescence capital equipment that is easily transportable by and among users.

The Company issued Class A Units (the "Class A Units") on a monthly basis during the offering period (from May 1995 through May 1996), which are currently held by 5,063 investors (the "Class A Members"). The Manager and its affiliates do not own any Class A Units.
The Manager is the sole Class B Member of the Company, owning all 100 Class B Units, and as such entitled to a 15% interest in the Company's cash distributions. When the cash distribution paid on each Class A Unit equals or exceeds the original Capital Contribution of $20 per Unit, the Class B Member's interest in cash distributions will increase to a 25% interest in the Company's cash distributions. As of March 31, 2002, distributions in the aggregate amount of $56,151,478 have been made with respect to the Class A Units.

The Manager of the Company is PLM Financial Services, Inc., a Delaware corporation which is a wholly-owned subsidiary of PLM International, Inc., a Delaware corporation ("PLM International") with its principal place of business located at 120 South Montgomery Street, San Francisco, California 94104.

The Manager has full and complete charge of all affairs of the Company and the management and control of the Company's business rests exclusively with the Manager, subject to the terms and conditions of the Operating Agreement.

The Manager has been principally engaged in the organization, distribution and management of leasing programs specializing in diversified portfolios of long-lived, low obsolescence capital equipment. The Manager has the ultimate authority in all matters affecting the business and affairs of the Company.

In February 2001, MILPI Acquisition Corp. ("MILPI") acquired control of PLM International, the parent of the Manager, and MILPI was merged into PLM International in February 2002. As a result, PLM International is now controlled by Semele Group Inc., a publicly traded company ("Semele") that is an affiliate of Equis Financial Group ("EFG"), an equipment leasing and real estate investment company. As part of the February 2001 change of control, Gary D. Engle and James A. Coyne became Directors of the Manager. Messrs. Engle and Coyne have experience in equipment leasing, real estate and corporate and finance.

The  Directors  and  officers  of  the  Manager  are  as  follows:

Name                        Age     Position
-----                      ----     ---------
Gary  D.  Engle             52     Director,  PLM  Financial  Services,  Inc.,
                                   PLM Investment  Management,  Inc.,  and
                                   PLM  Transportation  Equipment  Corp.

James  A.  Coyne            42     Director  and  Secretary,  PLM Financial
                                   Services, Inc.,  PLM  Investment Management,
                                   Inc., and PLM Transportation Equipment Corp.

Stephen  M.  Bess           55     Director  and  President, PLM Financial
                                   Services, Inc.,  and  PLM  Investment
                                   Management,  Inc.

     Gary D. Engle was appointed a Director of the Manager in January 2002. He was appointed a Director of PLM International in February 2001 and was elected Chairman of the Board in February 2002. Since November 1997, Mr. Engle has been Chairman and Chief Executive Officer of Semele. Mr. Engle is President and Chief Executive Officer of the general partner of EFG, which he joined in 1990 as Executive Vice President. Mr. Engle purchased a controlling interest in EFG in December 1994.

     James A. Coyne was appointed a Director and Secretary of the Manager in April 2001. He was appointed a Director of PLM International in February 2001 and was elected Vice President and Secretary in February 2002. Mr. Coyne has been a Director, President and Chief Operating Officer of Semele since 1997. Mr. Coyne is Executive Vice President of the general partner of EFG. Mr. Coyne joined EFG in 1989, remained until 1993, and rejoined in November 1994.

     Stephen M. Bess was appointed a Director of the Manager in July 1997. Mr. Bess was appointed President of the Manager in October 2000. He was appointed President and Chief Executive Office of PLM International in October 2000. Mr. Bess was appointed President of PLM Investment Management, Inc. in August 1989, having served as Senior Vice President of PLM Investment Management, Inc. beginning in February 1984 and as Corporate Controller of the Manager beginning in October 1983. Mr. Bess was Vice President-Controller of Trans Ocean Leasing Corporation, a container leasing company, from November 1978 to November 1982, and Group Finance Manager with the Field Operations Group of Memorex Corporation, a manufacturer of computer peripheral equipment, from October 1975 to November 1978.

     The Directors of the Manager are elected for a one-year term or until their successors are elected and qualified. No family relationships exist between any Director or executive officer of the Manager, PLM Transportation Equipment Corp., or PLM Investment Management, Inc.

The Company was formed primarily to invest in an equipment portfolio consisting primarily of used long-lived, low obsolescence capital equipment that is easily transportable by and among prospective users. In conducting its equipment business, the Company was to, among other things, purchase, lease, charter, purchase options to purchase, purchase equity interests in equipment-owning entities or otherwise invest in equipment; enter into contracts respecting the use of the equipment; sell or otherwise dispose of equipment; and engage in all related and incidental business activities, including the borrowing and lending of funds.

     One of the Company's original objectives was to increase its revenue by reinvesting a portion of its operating cash flow in additional equipment in order to grow its portfolio. Further, the Company intended to reinvest a portion of its net disposition proceeds in additional equipment during its operations. In addition, the Company intended and currently intends to provide cash distributions to the Members.

     The Company has to date invested almost exclusively in transportation equipment subject to operating leases. Equipment leases are characterized generally as either "operating leases" or full payout "net leases." Operating leases typically are short- and mid-term leases or other contracts for the use of the equipment under which the lessor or other owner normally receives aggregate payments in amounts that are less than the lessor's or other owner's equipment purchase price.

     The  Amendment
      --------------

     Additional  Assets.  The  Amendment  would  permit  the Company to acquire
      ------------------
assets of all kinds in addition to equipment and equipment-backed securities. The Company was formed to invest primarily in transportation and other types of long-lived, low obsolescence capital equipment. To a lesser extent, the Company is permitted to invest in other types of equipment, joint ventures and residual sharing agreements and to purchase equity interests in equipment-owning entities. In practice, however, the Company has invested almost exclusively in transportation equipment.

     The Company's current investment policies and practices, in the judgment of the Manager, are too narrow and limit the Company's ability to take advantage of investment opportunities which may provide more attractive risk-adjusted returns to the Members. The Manager believes that diversifying the Company's investment portfolio could provide returns in excess of those currently available to the Company, generating cash available for potential cash distributions to the Members. Diversifying the investment portfolio would also allow better risk management.

The Manager believes that in order to improve total returns and provide income growth, the Company needs greater flexibility to pursue attractive investment opportunities, the timing and extent of which vary in relation to changes in the economy and financial markets.

The Manager believes that the Company should be able to adjust its investment strategy in response to changing economic conditions. During the past year the Manager took a cautious investment approach and made no new equipment investments. Although the Manager believes the economy is strengthening somewhat, the Manager remains cautious and believes the Company may attain better long-term risk-adjusted returns if the Company's investment options are less restrictive.

     While the Manager currently anticipates the Company's continued investment in equipment, such investment may take place through the acquisition of debt and equity securities of leasing companies, equipment leasing limited partnerships and other companies that have significant equipment assets; direct finance leases; loans secured by equipment; and variable rate leases. The Manager also may consider leasing equipment to companies in exchange for lease payments made through a combination of both cash and securities of the lessee (e.g., options and warrants).

     The Manager believes that there are opportunities to acquire portfolios of assets that, in addition to equipment, may include real estate and other types of assets used in a company's business. It also believes that such opportunities exist when financial institutions seek to sell assets and that these portfolios might also include other types of accounts or trade receivables. The Manager believes that it can generally negotiate better terms and prices when it can acquire an entire asset portfolio as opposed to certain equipment assets included in the portfolio.

     The equity securities in which the Company might invest could include common stock, preferred stock and securities convertible into common stock, partnership or limited liability company interests, as well as options and warrants to purchase such securities. The debt securities in which the Company might invest could include equipment company certificates, bonds, debentures, notes and mortgage-related securities. Such securities might include lower-rated securities which could provide the potential for higher yields and therefore could entail higher risk.

     The proportion of the Company's assets invested in any one type of security or any single issuer would not be limited. The Manager would have full authority relating to the bases and methods for selection of investments, and the Company would not be subject to any policy limitations on the amounts and nature of any non-equipment related securities purchased, sold or held; provided that the Company intends to conduct its activities in such a manner so as not to be deemed an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"). Conducting activities in such a manner so as not to be deemed an investment company under the 1940 Act generally means that the Company does not intend to enter the business of investing in securities and that no more than 40% of the Company's total assets will be invested in securities. While the Company intends to operate so as to not be treated as an investment company under the 1940 Act, if it did not meet the exclusions under the 1940 Act in the future, the Company would be required to register as an investment company under the 1940 Act.

     The Company's investments in securities may be subject to significant business, financial, market and other risks. There can be no assurance that the Company will correctly evaluate such investments and the attendant risks or that such investments will be profitable to the Company. In addition, the securities may fluctuate in value and such fluctuations could be material. See "RISK FACTORS."

     Additional  Securities.  Currently,  the Company is not permitted to issue
      ----------------------
additional securities. The Amendment would permit the Company to issue from time to time additional securities with such designations, preferences and relative, participating, optional or other special rights, powers and duties as the Manager may fix. The Company would have funds, if such securities were offered and sold, to acquire additional equipment and other assets without using cash flow from operations which might otherwise be available to pay down debt or for distribution to the Members. The Manager currently expects that any offering of securities would be conducted on a private placement basis, most likely in connection with the acquisition of equipment or other assets by the Company. Although the Company does not currently anticipate a public distribution of Company securities, it is nonetheless possible. In the event that such securities were to be offered to the public for cash capital contributions to the Company, the Company would first offer such securities to the Class A and B Members in proportion to their then existing economic interests in the Company (85% for the Class A Members and 15% for the Class B
Members), subject to regulatory approval. In such event the Manager and its affiliates will not be subject to any limitation on the amount of Units that they can acquire for their own account and will be entitled to vote such Units on an equal basis with the other purchasers, notwithstanding any other provision of the Operating Agreement to the contrary. Alternatively, the Company may distribute Company securities under other circumstances, including in connection with the acquisition of Company Assets, in which case it is not expected that such securities will first be offered to the current Members.

     The Amendment would give the Manager discretion to issue the additional securities from time to time without further consent or approval of the Class A Members. The rights, powers and duties of the additional class would probably differ significantly from those of the existing Class A Units. The specific provisions of any security that the Company might offer have not been determined and will depend on a variety of factors existing at the time of the proposed issuance. Such factors could include the quality of the Company's portfolio, interest rates and perceived demand for the security. The Manager expects that any equity security offered by the Company would have voting and other rights that, depending upon the actual number of securities issued, could affect control of the Company. It is possible that such securities will be voted jointly with the Class A Units or might in fact have different voting rights as a separate class. The Manager expects that the provisions of the securities would be favorable to potential purchasers so that the securities would be sold and funds raised. There is no assurance, however, that the securities will be offered or the sale thereof would be successful.

     The Manager considered alternatives to the issuance of additional securities as a means of raising the funds the Company would need to enhance its reinvestment program and to permit future distributions to the Class A Members in a greater amount than would otherwise be available. The alternatives considered were raising funds through borrowings or using Company current cash flow. The Manager believes that the issuance of additional securities would be preferable to both the borrowing and the cash flow alternatives, since either of these alternatives would reduce the cash flow available to the Company for distribution to Class A and Class B Members and accordingly would probably result in reduced distributions. Although the Manager is asking Class A Members to approve the Amendment permitting the issuance of additional securities, having determined that this is the most feasible means of raising additional funds, there is no assurance that the Company will in fact ever determine to issue such securities or, if offered, that such security can or will be successfully sold.

     Management  Fee  Revisions.  PLM  Investment  Management, Inc. ("IMI"), an
      --------------------------
affiliate of the Manager, is entitled to receive a monthly fee equal to the lesser of (a) the fees which would be charged by an independent third party for similar services for similar equipment or (b) the sum of (i) for that equipment for which IMI provides only basic equipment management services (A) 2% of the gross lease revenues attributable to equipment which is subject to full payout net leases, and (B) 5% of the gross lease revenues attributable to equipment which is subject to operating leases, and (ii) for that equipment for which IMI provides supplemental equipment management services, 7% of the gross lease revenues attributable to such equipment. No equipment management fee is earned, however, in connection with transactions involving the purchase of interests in residual values or remarketing proceeds revenue or similar interests.

The Manager earns compensation for providing re-leasing services for any equipment for which the Manager has, following the expiration of the current or most recent lease for the use of the equipment, arranged a subsequent lease for the use of such equipment, other than to the current or most recent lessee or other operator of such equipment. This re-lease fee is generally equal to 2% of the gross leased revenues derived from such re-lease; provided that no release fee is payable if such re-lease fee would cause the combination of equipment management fees and re-lease fees with respect to such equipment to exceed 7% of gross leased revenues. No such fee is payable by the Company with respect to non-equipment assets.

Further, PLM Transportation Equipment Corporation, also an affiliate of the Manager, receives as compensation for the sale of items of equipment a fee equal to the lesser of (i) 50% of the competitive equipment sales commission or (ii) 3% of the sales price of equipment which it sells on behalf of the Company; provided that such amount is not be paid until the Class A Members have received distributions equal to their capital contributions. No such fee is payable by the Company with respect to non-equipment assets.

The Amendment provides that affiliates of the Manager will receive an annual management fee on securities and other non-equipment assets in amounts which would, in the reasonable judgment of the Manager, be substantially equivalent to the fees earned with respect to equipment. Affiliates of the Manager will receive a fee of 1.5% of the fair market value of any publicly traded securities (although the Manager does not expect a significant amount of such securities will be acquired). The Manager expects that, as noted under BACKGROUND AND
                                                                  --------------
PURPOSES  OF  AMENDMENT  -  Additional  Assets, future Company investments might
    ------------------------------------------
include the acquisition of debt and equity securities of leasing companies, equipment leasing limited partnerships and other companies that have significant assets. In connection with the acquisition of securities of any non-publicly traded operating company, the Manager will be entitled to a 2% annual management fee (based upon its percentage ownership in the operating company) of the gross revenues of such operating company, assuming that the Manager or its affiliates did not participate significantly in the management of such company; and 5% of the gross revenues from the operating company in the event that the Manager or its affiliates in fact participate significantly in the management of such company. In no event, however, will the Manager or its affiliates charge the Company a fee in excess of that which would be charged by an independent third party for similar services and such percentages shall be further reduced to make sure that, based upon analysis of the revenues and profit margins of the operating company, such fees remain substantially equivalent to those charged with respect to equipment. If the Manager or its affiliates (including controlling persons) provide other services or benefits (including office space) to such companies they will be reimbursed for the actual cost to the Manager or its affiliates of such services or benefits.

     Borrowings;  Credit Enhancement.  Currently, long-term borrowings utilized
      -------------------------------
by the Company are limited to approximately 20% of the aggregate cost of all equipment owned by the Company. It has been the Company's practice that such borrowings are on a fully recourse basis to the Company (but not to the Members). The Amendment would remove this limitation so that the Company could incur non-recourse debt (debt that is specifically limited to the related asset or to a specific amount of capital) without limitation as to amount. The Manager believes that the Company should selectively begin using non-recourse borrowings, which may be a prudent way to limit equity exposure and reduce risk in the event that an investment either decreases in value or an underlying lessee defaults on the lease.

     The Amendment would also permit the Company to utilize its credit at any time during the term of the Company in order to provide guarantees and other forms of credit enhancement to leasing and other transactions, including transactions involving affiliates of the Manager. In all cases the Manager will set limits on the extent of the Company's recourse liability. In consideration for such credit enhancement, the Company would be paid a fee to be negotiated by the Manager in an appropriate amount to compensate the Company for any risks it takes in connection with such transaction.

Examples of these transactions include the following. Any borrower or lessee may seek from the Company a partial guarantee of the borrower's or lessee's obligations in a transaction, thereby reducing its cost of capital. In another case, the Company may be afforded an opportunity to participate in a transaction in exchange for credit enhancement while at the same time preserving its operational cash. Credit enhancement might also be appropriate when the Manager believes that there may be excessive risks of ownership of particular items of equipment or other property (for example, oil tankers or other assets that pose environmental or other special risks). In such case, the Company may choose to use credit enhancement to limit its out-of-pocket cash expenditures and other exposure, but nonetheless take advantage of the investment benefits from the transaction.

In all of these transactions the Manager would be entitled to a management fee except in the case where credit enhancement is provided to affiliates. (Such fee would be the lesser of 5% of the compensation paid to the Company or a fee which would be charged by an independent third party for such services.) In the event of any credit enhancement transaction involving the Manager or its affiliates, the Manager would obtain a fairness opinion from an independent third party with respect to the participation by the Company in the transaction or other evidence demonstrating such fairness to the Company.

Extension  of  Reinvestment  Period.  Currently, the period in which the Company
-----------------------------------
may  reinvest its revenues in new investments expires on December 31, 2002.  The
--
Amendment would extend the reinvestment period through December 31, 2004. As described earlier, during the past year the Company did not acquire new investments because of the Manager's concern about the economy and its belief that risk-adjusted returns on investments, particularly in aircraft and other transportation assets and other equipment, were particularly depressed. Although the Manager believes that the present investing climate is better than it was a year ago, the Manager also believes that extending the reinvestment period beyond December 31, 2002 is advisable as it will permit the Company to invest over a longer period of time, decreasing the risk of investing the Company's capital in a single, relatively short, economic cycle.

     Special  Distribution.  If  the  Amendment  is approved in its entirety and
     ---------------------
because, therefore, the Company will have access to other sources of capital, the Manager will direct the Company to make a special cash distribution to the Class A Members of $4,971,311 ($1.00 per Class A Unit).

                                  RISK FACTORS
                                  -------------

     Introduction.  The  Company was formed primarily to invest in an equipment
      ------------
portfolio. The Company continues to be subject to the business, investment and tax risks associated with such activities. In addition, adoption of the Amendment will subject the Company and its Class A Members to additional risks, including the following.

     Additional  Assets.  Under  terms  of the Operating Agreement, the Manager
      ------------------
has full power over the business and affairs of the Company. Therefore, Class A Members are not given an opportunity to approve or disapprove decisions, including potential investments, made by the Company, and the Company will be able to invest in assets in addition to equipment without further consent of the Class A Members.

     The Amendment would permit the Company to make investments that are different from the equipment investments currently permitted by the Operating Agreement. There can be no assurance that any new investments will provide a better economic return to the Members than investments in equipment.

     The Manager will have full authority relating to the selection of investments and the Company will not be subject to any policy limitations on the amounts and nature of any assets purchased, sold or held, provided that the Company will conduct its activities in such a manner so as not to be deemed an investment company under the 1940 Act.

     Investments in securities pose risks different from those associated with investments in equipment. For example, equity securities fluctuate in value, often based on factors unrelated to the value of the issuer of the securities, and such fluctuations can be pronounced. In addition, even though interest-bearing debt securities are investments which may promise a stable stream of income, the prices of such securities generally are inversely affected by changes in interest rates and, therefore, are subject to the risk of market price fluctuations. Also, some securities which may provide the potential for higher yields may also entail a commensurately greater risk of loss. Issuers of high-yield debt securities, for example, may be more unstable than other debt issuers and therefore more likely to default.

     Issuance of Additional Securities.  The Amendment would permit the Manager,
     ---------------------------------
without any further consent or approval of the Class A Members, to issue additional securities with such designations, preferences and relative, participating or other special rights, powers and duties, including rights and preferences senior to the existing Class A Units, as the Manager may fix. Any issuance of additional securities with equal or greater voting rights would dilute, perhaps substantially, the voting rights of the current Class A Members.


     Further, the Company might not be successful in selling any additional securities. Any public issuance of additional securities would also have to satisfy the requirements of federal and state securities laws and regulators applying those laws, which could affect the timing, structure and feasibility of any issuance of securities as well as the availability of such security for purchase by Class A Members in certain states.

     Increased  Debt;  Credit  Enhancement.  Permitting the Company to increase
      -------------------------------------
its debt level above current limitations (even on a non-recourse basis) may subject the Company to increased risk of default and loss of its assets. There will be no specific limit on the amount of non-recourse debt the Company may incur. Permitting the Company to engage in credit enhancement transactions will subject the Company to a risk of substantial loss in the event that the Company's guarantees or other credit enhancement undertakings are called upon. This exposure will substantially exceed any fees that the Company gets in exchange for such undertakings. Further, in such event the Company may have to foreclose on any security interest received in exchange for the Company's guarantee, thereby becoming an asset owner when it originally intended to act as a guarantor.

     The  1940 Act.  The Company intends to conduct its activities so as not to
      -------------
be deemed an investment company under the 1940 Act. However, if it does not in the future meet the requirements for exclusion from the 1940 Act, the Company would be subjected to substantial reporting and regulatory constraints which could adversely affect its operations and the level of distributions made to the Class A Members.

                             CONFLICTS OF INTEREST
                             ----------------------

     The Manager and its affiliates have various conflicts of interest with the Company. It may have additional conflicts in the event that the Amendment is approved, particularly with respect to the acquisition of additional Company Assets and the payment of corresponding fees and the provision of credit enhancement in transactions in which the Manager and its affiliates may be participating. However, the Manager has a fiduciary duty and obligation to conduct the affairs of the Company in the best interests of the Company, subject to and limited by all of the terms of the Operating Agreement. In carrying out its fiduciary duty, the Manager must at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Company and in resolving conflicts of interest.

                           CONSENT OF CLASS A MEMBERS
                           ---------------------------

     This Solicitation Statement is being furnished to Class A Members in connection with the solicitation by the Company of the consent of the Class A Members to the Amendment. NO FORMAL MEETING OF CLASS A MEMBERS WILL BE HELD.

     A properly executed consent form received by the Manager will be voted in accordance with the direction indicated by the Class A Member on the form. If no direction is indicated, a properly executed consent form received by the Manager will be voted in favor of the Amendment. To be counted, a consent form must be received by the Manager no later than _____________, subject to extension at the discretion of the Manager. The consent form may be returned by mail to the Manager, c/o Georgeson Shareholder Communications, Inc., Wall Street Station, P.O. Box 1101, New York, NY 10269-0666 or by hand delivery to 17 State Street, 10th Floor, Attention: Proxy Tabulation, New York, NY 10004. A postage paid envelope addressed to the Manager is enclosed. The consent form may also be returned to the Manager by facsimile at (877) 260-0406 (toll free). To be valid, a consent form must be signed by the record owner(s) of the Class A Units represented thereby as listed in the records of the Company on the Record Date. A written consent may not be withdrawn or voided once it is received by the Manager. All questions as to the validity (including time of receipt) of all consent forms will be determined by the Manager, which determinations will be final and binding. As of the Record Date, there were 4,971,311 Class A Units outstanding. Accordingly, under the Operating Agreement, the Consent of Class A Members holding more than 2,485,656 Class A Units will be required for the adoption of the Amendment.

     No  affiliates  of  the  Manager  own  any  Class  A  Units.

     This Solicitation Statement has been prepared under the direction of the Manager. The costs of preparing and mailing this Solicitation Statement and the enclosed consent form and soliciting consent will be paid by the Company. In addition to soliciting the consent of Class A Members by mail, representatives of the Manager may, at the Company's expense, solicit the consent of Class A Members by telephone, telegraph, in person or by other means. In addition, the Manager has retained Georgeson Shareholder Communications, Inc. to solicit the consent of Class A Members. The fees of Georgeson Shareholder Communications, Inc. will be paid by the Company and are estimated to be $7,000, plus reimbursement for certain expenses.

     Pursuant to Article XVIII of the Operating Agreement, the consent of Class A Members holding more than 50% in the aggregate of the Class A Units held by all Class A Members is required for approval of the Amendment. Upon receipt of the requisite approval, it will be binding on all Class A Members, whether or not they consented.

     THE MANAGER RECOMMENDS THAT THE AMENDMENT BE APPROVED AND URGES EACH CLASS A MEMBER TO COMPLETE AND RETURN THE ENCLOSED CONSENT FORM IMMEDIATELY. ANY CLASS A MEMBER WITH QUESTIONS RELATING TO THE AMENDMENT SHOULD TELEPHONE THE COMPANY AT (888) 204-8031.

     ADDITIONAL  INFORMATION  CONCERNING  THE  COMPANYADDITIONAL  INFORMATION
      ------------------------------------------------------------------------
CONCERNING  THE  COMPANY
      ------------------

     The Class A Units are registered under the Securities Exchange Act of 1934 and as a result the Company files annual and quarterly reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be read at the Commission's Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-(800) SEC-0330. The Commission maintains an Internet site (http://www.sec.gov.) that contains reports, proxy and information statements and other information regarding issuers like the Company who file electronically with the Commission. In addition, the Company's Annual Report on Form 10-K for the year ended December 31, 2001, and its Quarterly Report for the three-month period ended March 31, 2002 may be obtained by Class A Members from the Company by writing to the Company c/o ACS Securities Services, 3988 N. Central Expressway, Building 5, 6th Floor, Dallas, Texas 75204.

                                    EXHIBIT A
                                    ---------

     The full text of the proposed Amendment to the Operating Agreement is as follows:
                                 AMENDMENT NO. 1

                                       to

                 FIFTH AMENDED AND RESTATED OPERATING AGREEMENT



     THE FIFTH AMENDED AND RESTATED OPERATING AGREEMENT of Professional Lease Management Income Fund I, L.L.C., dated as of January 24, 1995, by and among PLM Financial Services, Inc., as the Manager and the Members referred to therein (the "Operating Agreement"), is hereby amended as of _______________, 2002, as follows:

                                    RECITALS:

     On the date hereof, a Majority in Interest of the Class A Members of the Company consented to certain amendments to the Operating Agreement, which are described in the Solicitation Statement and are set forth in this Amendment No. 1.

1. The following terms are hereby added to Section 1.04 in replacement of the corresponding terms in such Article:

"Company Assets" means each and all of the assets purchased, owned, operated and/or leased by the Company, or in which the Company has acquired a direct or indirect interest, whether tangible or intangible and whether real, personal or mixed, including, but not limited to, equipment, equipment leases, debt and equity securities of every type and description, direct finance leases, loans secured by equipment, variable rate leases, accounts or trade receivables and real estate.

2. The following terms are hereby added to Section 1.04 in their proper alphabetical position:

"Solicitation Statement" means the Solicitation Statement of the Company dated _______________, 2002, as amended or supplemented from time to time, pursuant to which the Consent of the Class A Members was obtained to the amendments to the Operating Agreement set forth herein.

3. As the context shall require or reasonably permit, wherever the term "Equipment" appears in the Operating Agreement it is hereby replaced by the term "Company Assets," and wherever the term "equipment" appears in the Operating Agreement, it is hereby replaced by the term "assets."

4. The purposes of the Company are as set forth in Section 1.05, as supplemented and modified by the Solicitation Statement. Without limiting the generality of the foregoing, the first paragraph of Section 1.05 is hereby deleted and the following inserted in place thereof:

1.05 Purpose of Company and Investment Objectives. The principal purpose of the Company is to invest in a diversified portfolio of Company Assets.

5. The third paragraph of Section 1.05 is hereby deleted and the following substituted in lieu thereof:

The Manager intends to reinvest a portion of the Company's Cash Flow and Net Disposition Proceeds into the acquisition of, and capital improvements to, Company Assets until December 31, 2004.

6. In Section 2.02(q) the words "Retained Proceeds for Reinvestment in Additional Equipment for six years after the year which includes the Closing Date;" are hereby deleted and the following inserted in place thereof:
Retained Proceeds for Reinvestment in additional Company Assets through December 31, 2004;

7. The proviso clause at the end of Section 2.02(c) is hereby deleted and the following substituted in place thereof:

; provide guarantees and other forms of credit enhancement, including in connection with transactions involving Affiliates of the Manager, in exchange for a fee to be negotiated by the Manager; provided, however, that where long-term recourse borrowings are utilized by the Company they will be limited to approximately 20% of the aggregate cost of all cost of the Company Assets owned by the Company at the time any such borrowing is originated (there is no such limitation on nonrecourse borrowings of the Company) and all such borrowings will be nonrecourse to the Class A Members;

8. The following is hereby inserted as Section 2.02(y), and current Section 2.02(y) is hereby renumbered Section 2.02(z):

(y) Take any action that the Manager determines in its sole discretion to be necessary or appropriate, including, without limitation, amending this Agreement, to enable the Company to issue additional Units and one or more additional classes of Units (or other securities) with such designations, preferences and relative, participating, optional or other special rights, including special voting rights, and qualifications, limitations or restrictions thereof as shall be fixed by the Manager, and, in connection with the issuance of any such security, solicit and accept capital contributions in such amounts and at such times as the Manager may determine and admit new members and substituted members; provided that no such amendment will reduce the relative shares of the Class A Members and the Class B Members in the distributions of the Company.

9. Section 2.06(a) is hereby amended by adding the following sentence immediately following the first sentence of such Section:

As further compensation for providing asset management services not covered by the preceding sentence, IMI shall receive from the Company, on a monthly basis, as soon as reasonably practical following the close of each calendar month, an additional management fee equal to the lesser of (i) the fees which would be charged by an independent third party for similar services for similar assets,
(ii) fees which are substantially equivalent to those charged with respect to the assets covered by the preceding sentence, or (iii) the sum of (A) for those Company Assets which consist of publicly-traded securities, 1/12th of 1.5% of the fair market value of such securities, and (B) for those Company Assets which consist of the securities of an operating company that is not publicly traded,
(x) 1/12th of 2% (based upon the Company's percentage ownership in the operating company) of the gross monthly revenues of such company, if neither the Manager nor any Affiliate participated significantly in the management of such company, and (y) 1/12th of 5% (based upon the Company's percentage ownership in the operating company) of the gross monthly revenues of such company, if the Manager and/or its Affiliates participated significantly in the management of such company. Further, if the Manager or its Affiliates (including Controlling Persons) provide other services or benefits to any such operating company, they will be reimbursed for the actual cost to the Manager or its Affiliates of such services and benefits.

10. Section 2.06(e) of the Original Agreement is hereby deleted and the following substituted in lieu thereof:

(e) Limitation on Compensation. With respect to equipment in the Company's investment portfolio, the Manager shall provide to the Company, on an annual basis, a comparison, prepared in accordance with generally accepted accounting principles consistently applied, of (i) the maximum aggregate fees, compensation and promotional interest which may be paid by the Company to, and Interim Ownership Income or Loss (as defined below) received by, the Manager and its Affiliates under Section IV of the North American Securities Administrators Association, Inc. Statement of Policy Regarding Equipment Programs ("NASAA Guidelines") as in effect on the Effective Date (such amount being hereinafter referred to as the "NASAA Compensation Amount") with (ii) the aggregate fees, compensation and promotional interest paid by the Company to the Manager and its Affiliates under the terms of this Agreement with respect to such equipment (such amount being hereinafter referred to as the "Company Compensation Amount"). If such comparison demonstrates that the Company Compensation Amount exceeds the NASAA Compensation Amount, the Manager shall promptly contribute cash to the capital of the Company in the amount of such excess, plus interest not in excess of 2% above the annual rate of interest then publicly announced by the Bank of America, N.T. & S.A. as its reference rate, calculated from the point in time, if apparent, in which the excess occurred, which sum shall then, in its entirety, be distributed to the Class A Members in accordance with the number of Class A Units held by each. For purposes of this paragraph, "Interim Ownership Income or Loss" means interim income or loss derived from entitlement to rents and obligations for expenses and liabilities with respect to any Equipment held by the Manager or an Affiliate until the Company acquires such Equipment. Specifically in connection with subsection (i) above, NASAA Guideline IV.C.2 is to be applied for purposes of determining the minimum amount of proceeds that would normally be required to be utilized for Investment in Equipment and for purposes of performing the comparative compensation analysis dictated by this Section 2.06(e). Under the NASAA Guidelines, a program must commit a percentage of Capital Contributions to Investment in Equipment which is equal to the greater of (i) 80% of Capital Contributions reduced by .0625% for each 1% of indebtedness encumbering equipment or (ii) 75% of Capital Contributions.

Further, the Manager shall provide to the Company, on an annual basis, a description of all fees payable to the Manager and its Affiliates with respect to all other Company Assets and a comparison of such fees to fees which may be payable with respect to equipment.

11. Clause (2) of the second paragraph of Article XVIII is hereby deleted and the following clause substituted in lieu thereof:

(2) cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provisions with respect to matters or questions arising under this Agreement, the Prospectus contained as part of the Registration Statement or the Solicitation Statement which will not be inconsistent with provisions of this Agreement;

12. The last sentence of the second paragraph of Article XVIII is hereby amended by deleting the word "and" preceding clause (6) and adding the following clauses at the end of such sentence:

; (7) to enable the Company to issue one or more additional classes of Units (or other securities) with such designations, preferences and relative, participating, optional or other special rights, including special voting rights, and qualifications, limitations or restrictions thereof as shall be fixed by the Manager (provided that such additional Units or other securities shall not reduce the relative shares of the Class A Members and the Class B Members in the distributions of the Company); and (8) modify this Agreement to carry out the matters approved by the Class A Members in accordance with the Solicitation Statement.

13. Except as specifically amended hereby, the Operating Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment No. 1 as of _________________, 2002.


MANAGER:

PLM  FINANCIAL  SERVICES,  INC.
     CLASS  A  AND  B  MEMBERS:

     By: PLM FINANCIAL SERVICES, INC., as Attorney-in-Fact for each such Person pursuant to Article XI of the Operating Agreement


By:  ____________________________     By:  _______________________________

               PROFESSIONAL LEASE MANAGEMENT INCOME FUND I, L.L.C.
                   One Market Stewart Street Tower, Suite 800
                            Sacramento, CA 94105-1301

                            Consent of Class A Member
                      (SOLICITED ON BEHALF OF THE MANAGER)

I have received and reviewed the Solicitation Statement dated _______________, 2002 (the "Solicitation Statement"), from Professional Lease Management Income Fund I, L.L.C. (the "Company") concerning the five proposed amendments (each, a "Proposal," and collectively, the "Amendment") to the Operating Agreement of the Company. In accordance with Article XVIII of the Operating Agreement, I hereby vote as follows.

THE  MANAGER  RECOMMENDS  A VOTE FOR THE ADOPTION OF ALL THE PROPOSALS.  You may
                                 ---
vote on all the Proposals by my marking one of the boxes in PART I below or separately on each Proposal by marking items in PART II on the reverse side. If you sign and return this Consent without specific voting instructions, your Class A Units will be voted FOR the adoption of all the Proposals.

PART  I
-------

CLASS A MEMBERS WHO WISH TO VOTE ON THE ADOPTION OF ALL THE PROPOSALS SHOULD DO SO BY CHECKING ONE OF THE BOXES BELOW AND SKIPPING PART II OF THIS CONSENT.

Adopt  all  five  of  the  Proposals

______  FOR     ______  AGAINST     ______  ABSTAIN


IF  THE  CLASS  A  MEMBER  IS  AN  INDIVIDUAL
(IF JOINT TENANTS OR TENANTS-IN-COMMON, BOTH OWNERS MUST SIGN. IF SIGNING AS EXECUTOR, ADMINISTRATOR, CUSTODIAN, TRUSTEE, ATTORNEY-IN-FACT OR GUARDIAN, PLEASE PROVIDE YOUR FULL TITLE AS SUCH):


__________________    ________________       ________________ _________________
 Signature            Date                   Signature        Date

__________________                           ________________
 Title                                       Title

IF  THE  CLASS  A  MEMBER  IS  A  CORPORATION,
PARTNERSHIP  OR  COMPANY:

________________________________
 Print  Name  of  Entity

By:

___________________  ____________________
 Signature           Date

____________________________________________
 Print  Name  and,  if  applicable,  Title

PART  II
--------

Only to be completed if you did not indicate your vote on all proposals in part I on the reverse side.


1.  Permit  the  Company  to  acquire  various  types  of  property

______  FOR     ______  AGAINST     ______  ABSTAIN

2.  Permit  the  Company  to  issue  additional  securities

______  FOR     ______  AGAINST     ______  ABSTAIN

3.  Modify  certain  fees  payable  to  the  Manager

______  FOR     ______  AGAINST     ______  ABSTAIN

4.  Modify  permitted  debt  and  permit  credit  enhancement

______  FOR     ______  AGAINST     ______  ABSTAIN

5.  Extend  reinvestment  period

______  FOR     ______  AGAINST     ______  ABSTAIN

     A properly executed Consent of Class A Member received by the Manager will be voted in accordance with the direction indicated above. If no specific voting instructions are indicated, a properly executed Consent of Class A Member received by the Manager will be voted FOR Proposals 1 through 5. If both PART I and PART II are completed, the Consent will be voted in accordance with PART I.


PLEASE RETURN THIS CONSENT FORM NO LATER THAN _______________________ (SUBJECT TO EXTENSION AT THE DISCRETION OF THE MANAGER) TO:



BY  U.S.  MAIL  OR  FACSIMILE:
-----------------------------
GEORGESON  SHAREHOLDER  COMMUNICATIONS,  INC
WALL  STREET  STATION
P.O.  BOX  1101
NEW  YORK,  NY  10269-0666
UNIT  HOLDER  QUESTIONS:
CALL  (___)  ____________
FAX  VOTES  TO:  (877)  260-0406



BY  HAND  DELIVERY:
------------------
GEORGESON  SHAREHOLDER  COMMUNICATIONS,  INC
17  STATE  STREET,  10TH  FLOOR
ATTENTION:  PROXY  TABULATION
NEW  YORK,  NY  10004